CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and
"Counsel and Independent Registered Public Accounting Firm" and to the use of our
reports dated May 16, 2005 of Bear Stearns Prime Money Market Fund, Dreyfus Premier
Alpha Growth Fund, Dreyfus Premier Intrinsic Value Fund, Dreyfus Premier S&P
STARS Fund and Dreyfus Premier S&P STARS Opportunities Fund, which is incorporated by reference in this Registration Statement (Form N-1A 333-106576 and
811-21386) of Dreyfus Premier Manager Funds 1.

ERNST & YOUNG LLP

New York, New York
July 27, 2005